UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 19, 2010

First Financial Northwest, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of First Financial Northwest, Inc. (“Company”) was held on May 19, 2010.

(b)
There were a total of 18,805,168 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 16,670,769 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board of Directors to a vote of shareholders:

Proposal 1.  Election of Directors.  The following individuals were elected as directors for three year terms:

	FOR		WITHHELD		BROKER NON-VOTES
	No. of votes	Percentage of shares present	No. of votes	Percentage of shares present	No. of votes
Harry A. Blencoe	9,356,213	56.1	2,594,272	15.6	4,720,284
Gary F. Faull	9,561,093	57.4	2,389,392	14.3	4,720,284
Joann E. Lee	9,612,686	57.7	2,337,799	14.0	4,720,284

Based on the votes set forth above, Messrs. Blencoe, Faull and Ms. Lee were duly elected to serve as directors of the Company for a three year term expiring at the annual meeting of shareholders in 2013 and until their respective successors have been duly elected and qualified.

The terms of Directors Gary F. Kohlwes, Robert L. Anderson, Gerald Edlund, Victor Karpiak, Robert McLendon, and William A. Longbrake continued.

Proposal 2.   Ratification of the appointment of Moss Adams LLP as the Company’s independent auditors for the year ending December 31, 2010.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
15,107,370	1,517,684	45,715	-0-

Based on the votes set forth above, the appointment of Moss Adams LLP as the Company’s independent auditors to serve for the year ending December 31, 2010 was duly ratified by the shareholders.

(c)           None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: May 21, 2010	By: /s/ Victor Karpiak
Victor Karpiak
President and Chief Executive Officer